EXHIBIT 10.3
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                              EMPLOYMENT AGREEMENT
                  Employment Agreement, dated as of February 1, 1995, by and between ARISTO INTERNATIONAL CORPORATION, a New York corporation having an address at 152 West 57th Street, New York, New York 10019 (hereinafter called "Company"), and SHMUEL COHEN, an individual residing at 22 Martin Court, Kings Point, New York 11024 (hereinafter called "Employee").

                              W I T N E S S E T H:
                  WHEREAS, Company desires to employ Employee upon the terms and conditions stated herein; and

                  WHEREAS, Employee desires to employed by Company upon the terms and conditions stated herein.

                  NOW, THEREFORE, in consideration of the mutual covenants, conditions and premises contained herein, the parties hereby agree as follows:

                  1. EMPLOYMENT. Company hereby employs Employee for the period beginning on the date (the "Commencement Date") of a Qualifying Public Offering (as hereinafter defined) and ending five (5) years after the Commencement Date, unless earlier terminated pursuant hereto (such period hereinafter called the "Employment Period"). Qualifying Public Offering" shall mean (i) the consummation of (A) a proposed merger between Company and The Astro-Stream Corporation ("Astro-Stream") or (B) a transaction that would result in Company's shareholders owning shares of Astro-Stream or (ii) any other transaction which results in


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Company becoming a public company or Company's  shareholders  owning shares of a public company.

                  2. DUTIES. Subject to the direction of the Board of Directors of Company, Employee shall be employed as Chief Executive officer and President of Company. Employee shall only be required to render his services within the New York metropolitan area.

                  3. TIME. Employee agrees that he will devote substantially all of his time and attention' during regular business hours to the business and affairs of Company.

                  4.      COMPENSATION.

                           (a) For all services performed by Employee for Company during the Employment Period, Company will pay Employee, in accordance with the normal pay practice of the Company, an annual salary of $350,000 during the term of this Agreement. 'Contract Year' shall mean the initial twelve (12) month period beginning on the date hereof and each subsequent twelve (12) month period during the term of this Agreement

                           (b) Employee shall be entitled to participate in the health, retirement, profit sharing, insurance or similar benefits, if any, 'Which Company provides, or in the future will provide, to its executive employees. (c) Employee shall also on the Commencement Date and on each of the next four anniversaries thereof receive stock options to purchase 40,000 shares of the Company's Common Stock .

                  5. REIMBURSEMENT OF EXPENSES. Employee shall be reimbursed for his reasonable expenses directly related to the business of Company, which reimbursement shall be in accordance with Company's then regular procedures and upon presentation of evidence

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satisfactory to Company that such expenses were in fact incurred and either paid or are then presently due and owing.

                  6. VACATION. Employee shall be entitled to six (6) weeks vacation each year during the Employment Period.

                  7. DISABILITY; DEATH. In the event Employee shall, because of illness or incapacity, physical or mental, be unable to perform substantially all of his duties hereunder for a period of sixteen (16) consecutive weeks, or for noncontinuous periods aggregating more than twenty-six (26) weeks in any twelve (12) month period, Company may, at any time thereafter while-such disability continues, terminate this Agreement by notice thereof to Employee specifying the termination date. This Agreement shall terminate upon the death of Employee. Upon termination in accordance with this Section 7, Company shall pay to Employee his salary pursuant to Section 4(a) to the end of the month during which termination occurs.

                  8.      TERMINATION.

                  This Agreement may be terminated by Company for "Cause" (as hereinafter defined) at any time immediately upon notice to Employee. The term "Cause" shall mean any:

               (i) conviction for act of fraud, dishonesty or illegality performed in his capacity as an employee of Company;

               (ii) material breach by Employee of a material  provision of this
                    Agreement, which breach is not cured within-thirty (30) days after written notice thereof by Company to Employee; or

              (iii) willful  refusal  to obey any  lawful  order of the Board of
                    Directors of Company; provided, however, that such order shall be in keeping with Employee's services set forth under
                    Section 2 of this Agreement.


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                  Upon  termination in accordance  with this Section 8, Employee shall not be entitled to any compensation for the period subsequent to such termination.
                  9.      NON-SOLICITATION; CONFIDENTIALITY; NON-COMPETE.

                           (a)    Employee agrees that he will not, for a period
of one (1) year following termination of this Agreement, employ, associate in any business relationship with, endeavor to entice away from Company or otherwise interfere with any officer of or consultant to Company during the twelve (12) month period preceding such termination.

                           (b)    Employee shall not, directly or indirectly, at
any time during the term of this Agreement or thereafter, reveal, divulge, or make known to any person or entity, or use for Employee's personal benefit, any information with respect to the patents or know-how of Company or information acquired during the course of his employment hereunder with regard to the financial, business or of the affairs of Company or of any customer or potential customer of Company other than material already in the public domain. Employee shall, at any time requested by Company (either during or after the term of this Agreement), promptly deliver to Company all memoranda, notes, reports, lists, drawings, diagrams, tapes, discs and documents (and all copies thereof) relating to the business of Company which he may then possess or have under his control.

                           (c)      From the date hereof and for a period of one
(1) year from the date of the termination of this Agreement, Employee shall not engage in or have any interest in, directly or indirectly, any business which is competitive with the business conducted by Company at the date of termination of this Agreement.

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                  10.      REMEDIES, DAMAGES.

                           (a)      Employee agrees that  violation of Section 9
would cause irreparable injury to Company for which the remedy at law would be inadequate, and that Company shall be entitled in any court of law or equity or in any arbitration proceeding in accordance with this Section 10, whichever forum is designated by Company, to preliminary, permanent and other injunctive relief against any breach of the provisions contained in Section 9 and such punitive and compensatory damages as shall be awarded.

                  11. REPRESENTATION BY EMPLOYEE. Employee represents and warrants that he is free to enter into this Agreement and to perform his duties hereunder.
                  12.      MISCELLANEOUS.

                           (a)   This Agreement constitutes the entire agreement
between Employee and Company with respect to the subject matter hereof, supersedes all prior agreements or understandings among the parties hereto and may not be modified, amended or terminated except by a written agreement signed by all of the parties hereto.

                           (b)    No waiver of any  breach or  default hereunder
shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

                           (c)    If any  provision of this  Agreement  shall be
held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.


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                           (d)    The section headings contained  herein are for
the purposes of convenience only and are not intended to define or limit the contents of said sections.

                           (e)   This Agreement shall be governed by the laws of
the State of New York (without giving effect to principles of conflicts of law). The parties hereto agree that the Supreme Court of the State of New York for the County of New York or, if it has or can acquire jurisdiction, the United States District Court for the Southern District of New York shall have personal jurisdiction and proper venue over any dispute between Company and Employee.

                           (f)    Any notice, process or other  communication to
be given hereunder shall be in writing and delivered personally or sent by certified or registered mail, postage prepaid, to Company at its principal business address, and if to Employee, addressed to Employee at Employee's address as it first appears this Agreement, or to such other address as any party may have furnished to the others in writing. Unless otherwise provided in this Agreement, notice given pursuant to this section shall be deemed given as of the date of its mailing. Any notice, process or other communication hereunder may be given by counsel to Company or Employee, as the case may be. A copy of any notice, process or other communication hereunder shall be given to Company and Employee.

                           (g)    This Agreement may be executed  in two or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                  IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the date first above mentioned.



                                        EMPLOYEE:

                                        ----------------------------------
                                        Shmuel Cohen


                                        COMPANY:


                                        ARISTO INTERNATIONAL CORPORATION


                                         By:____________________________________
                                                  Name:
                                                  Title:



                                              ----------------------------------
                                              Joseph Ettinger, Director



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